EXHIBIT 99.1
Press Release
For further information:
John B. Pelling, III
Vice President — Investor Relations
(708) 498-2013
IR@midwestbank.com
MBHI Reports 2Q08 EPS of $.06
July 22, 2008 — Midwest Banc Holdings, Inc. (Nasdaq: MBHI ) reported earnings per share of $.06 for the second quarter 2008.
Overview
MBHI, while not immune to the difficult economic conditions, has made meaningful progress on a number of fronts. Trends in the second quarter include:
     Credit Quality
•	Delinquencies 30-89 days were down 57% in the second quarter and at .35% of loans are at the lowest level in the previous five quarters.

•	Non-performing assets to total assets are down to 1.16%, the third consecutive quarter of declines and the lowest level since September 2006.

•	Outstanding balance on the Large Problem Credit (LPC) was reduced by $5.7 million through the sale of assets; in addition, early in the third quarter MBHI took possession of the largest remaining asset.

•	Credits on the internal watch list have increased significantly, reflecting a difficult economic environment.

     Net Interest Margin
•	Net Interest Margin increased 7 basis points in the quarter to 2.89%. A stable or rising interest rate environment is positive for MBHI spreads.
     Loan Growth
•	Loans increased 5.4% on an annualized basis and the movement away from Construction loans toward Commercial and Industrial and Owner-occupied CRE loans continued.
     Expenses
•	Expenses declined $1.1 million from the first quarter, excluding the loss on extinguishment of debt incurred in the first quarter.
     New Hires & Organizational Changes
•	Brogan M. Ptacin assumed responsibility for leading Midwest Bank’s Corporate Banking Group

•	Jonathan P. Gilfillan joined Midwest Bank as Executive Vice President and Division Head of Commercial Real Estate Lending

•	Susan K. Moll joined Midwest Bank as Senior Vice President — Financial Planning and Analysis
“We are spending more time on liquidity and capital planning than in any period in recent memory,” stated James Giancola, CEO. “Our new retail CD promotion has generated $99 million in new money in the past few weeks and has helped reduce our borrowed funds position. The Company remains well-capitalized by all measures and we continue to evaluate our capital position and alternatives on a regular basis.”

Loan Portfolio
Loans increased by $33 million from the first quarter of 2008 to the second quarter of 2008. Midwest has significantly changed the mix of its loan portfolio through the two most recent acquisitions, Royal American and Northwest Suburban. At December 31, 2004, the loan portfolio was approximately 25% construction and 17% commercial. At June 30, 2008, construction represented approximately 19% of the portfolio while commercial loans have increased to approximately 18% of total loans. When owner-occupied CRE loans and other loans based on source of repayment (other than the underlying real estate) are added to the commercial loan total, the concentration of commercial loans in 2008 increased to 44%.

Loan Composition — Collateral-Based Method	12/31/2004		6/30/2008
	($ in 000s)	% of Total	($ in 000s)	% of Total
1-4 Family Loans	$126,047	11.5	$250,459	10.0
Commercial & Multifamily Real Estate Loans	411,535	37.5	1,105,632	44.3	*

Real Estate Loans	537,582	49.0	1,356,091	54.3
Construction & Development Loans	270,836	24.7	483,590	19.3
Home Equity Loans	100,322	9.1	202,642	8.1
Other Consumer Loans	4,377	0.4	7,876	0.3

Consumer Loans	104,699	9.5	210,518	8.4
Commercial Loans	184,558	16.8	451,215	18.0

Total Gross Loans ($000)	$1,097,675	100.0	$2,501,414	100.0

*	$493 million, or 45%, of the CRE portfolio is owner-occupied. The Bank did not monitor the owner-occupied portion of CRE in 2004, but it was estimated to be a small portion of the total in 2004. The largest portion of loans in this category was acquired in the Royal American and Northwest Suburban acquisitions.
Net Interest Margin
After reaching a low point in February, the net interest margin improved steadily throughout the second quarter. For the full quarter, the net interest margin increased to 2.89% compared to 2.82% in the first quarter. Unlike the first quarter where the prime decreased three times, interest rates were more stable in the second quarter with only one drop in prime at the end of April. In this more stable rate environment, Midwest’s net interest margin benefited as interest bearing liabilities re-priced steadily downward. Interest bearing liability costs fell 55 basis points as certificates of deposits matured and re-priced at materially lower rates. In addition, because Midwest prepaid $130 million of FHLB advances at the end of the first quarter, Midwest had the full benefit of a 239 basis point decrease in the cost of these borrowings in the second quarter.

Loan Quality
Midwest’s loan quality measures continued to improve in the second quarter in spite of a challenging economic environment. Nonaccrual loans declined $6.0 million to $41 million or 1.64% of total loans. Nonperforming assets declined $6.1 million to $43 million or 1.16% of total assets. Midwest had one $4.3 million loan relationship in 90+ days past due and accruing as of June 30, 2008 and the payment was received on July 1st. As expected, Midwest saw a $5.7 million net reduction in the LPC through the sale of assets; in addition, in early July Midwest took ownership of a substantial piece of real estate. Delinquencies 30 — 89 days in the second quarter were down 57% to $8.7 million or .35% of loans and the lowest level since December 2006.
The provision for loan losses decreased by $1.0 million to $4.4 million in the second quarter of 2008. Net charge-offs for the second quarter of 2008 were $2.2 million or .35% of average loans, down from $11.8 million or 1.93% of loans in the first quarter. As a result, the allowance for loan losses to loans increased to .90% of loans outstanding at quarter end compared to .82% of loans outstanding at the end of the first quarter. This increase was deemed prudent in light of the challenging economic environment.
Noninterest Income
Noninterest income was up modestly in the second quarter at $4.4 million. Excluding the first quarter impairment charge on securities and the gain on sale of our Bucktown branch, noninterest income improved by $214,000. Most of this increase was due to increased sales of variable annuities at the brokerage unit.

Expense Control
Midwest continues to tightly control operating expenses. Noninterest expenses on a linked quarter basis, excluding the $7.1 million loss on extinguishment of debt in the first quarter, declined $1.1 million or 5.2%.
Salary and employee benefits expense was $2.0 million below the March quarter. Base salary expenses were flat to the first quarter while annual incentive accruals were adjusted downward $1.3 million based upon financial results. Payroll taxes were down $293,000 from the first quarter due to annual withholding caps being reached and retirement benefits were down $458,000 in total with $224,000 of that attributable to a one-time adjustment in the first quarter. Midwest closely monitors its personnel costs, adding employees only when the proof of need is clearly delineated or expected revenue increases warrant. FTE employees at June 30, 2008 are down 6% or 34 less than the combined FTE employees of Midwest and Northwest Suburban as of March 31, 2007, the period closest to our merger announcement date. Using this same data, assets per FTE employee have increased 13% over that time frame.
Those decreases in salaries and benefits were partially offset by increases in: FDIC premiums of $315,000 as the one-time credit was depleted; occupancy and equipment of $194,000 mainly from Bucktown branch rent which began in April; $258,000 in professional services mostly related to legal fees in loan workouts; $232,000 in increased foreclosed properties expense; and $137,000 in marketing expenses related to media services including an enhanced web page design.
Midwest’s projected effective tax rate for the remainder of 2008 is 16-18%.

Securities Portfolio and Balance Sheet Management
Midwest’s $742 million investment securities portfolio is held primarily to assist with liquidity management and is an important component of its interest rate risk management. In managing the securities portfolio, Midwest attempts not to take any credit risk or invest in exotic investment products. Midwest has no sub-prime or Alt-A mortgage backed securities. All of the $311.5 million in mortgage-backed securities are agency issued, AAA-rated, and are either pass-throughs or CMOs. At June 30, 2008, the ratings of Midwest’s securities portfolio were: AAA 87%; AA 11%; and A 2%.
At March 31, 2008, Midwest recognized a $17.6 million other-than-temporary impairment (OTTI) of certain FNMA and FHLMC preferred securities. Midwest maintains a position in both securities and continues to monitor the situation of the GSEs. As of June 30, 2008, the combined holdings were in an estimated unrealized loss position of $5.5 million.
Midwest has a portfolio of bank owned life insurance that had a cash surrender value of $83 million at June 30, 2008. The income from increases in cash surrender value was $865,000 in the second quarter of 2008.
At June 30, 2008, Midwest had $974 million of funding from various borrowing sources to complement its $2.3 billion in deposits.
Midwest has an aggressive program of modeling the interest rate risk inherent in its balance sheet including simulating various scenarios of market rate changes. At June 30, 2008, Midwest’s position is asset sensitive due to a concentration of prime-based commercial loans. Over a 12-month period, however, the impact to earnings from changes in interest rates, either up or down, is projected to be minimal.

Financial Highlights
On October 1, 2007, Midwest Banc Holdings, Inc. acquired Northwest Suburban Bancorp, Inc. Special merger-related charges were $114,000 and $80,000 in the first and second quarters of 2008, respectively. Therefore, comparisons involving prior periods may be affected by these merger-related charges.
Earnings
•	Diluted earnings (loss) per share was $.06 for second quarter and ($.17) for six months 2008
•	Compared to ($.22) for first quarter 2008

•	Compared to $.21 for second quarter 2007

•	Compared to $.38 for six months 2007
•	Net income (loss) was $2.4 million for second quarter and ($3.0) million for six months 2008
•	Compared to ($5.4) million for first quarter 2008

•	Compared to $5.1 million for second quarter 2007

•	Compared to $9.5 million for six months 2007
•	Net interest margin was 2.89% for second quarter and 2.86% for six months 2008
•	Compared to 2.82% for first quarter 2008

•	Compared to 3.05% for second quarter 2007

•	Compared to 3.03% for six months 2007
•	Top line revenue was $27.2 million for second quarter and $51.2 million for six months 2008
•	Up 13% from the first quarter 2008

•	Up 14% from the second quarter 2007

•	Up 10% from six months 2007
•	Efficiency ratio was 70% for second quarter and 67% for six months 2008
•	Compared to 66% for first quarter 2008

•	Compared to 66% for second quarter 2007

•	Compared to 68% for six months 2007

Loans and Loan Quality
•	Loans in second quarter increased
•	$33.4 million compared to first quarter 2008
•	Annualized net charge-off rate was .35% for second quarter 2008
•	Compared to 1.93% for first quarter 2008

•	Compared to .27% for second quarter 2007
•	Nonaccrual loans at June 30, 2008 were $41.0 million or 1.64% of loans
•	Compared to 1.90% at March 31, 2008

•	Compared to 2.20% at June 30, 2007
•	Nonperforming assets at June 30, 2008 were $43.3 million, or 1.16% of assets
•	Compared to 1.33% at March 31, 2008

•	Compared to 1.52% at June 30, 2007
•	Allowance for loan losses at June 30, 2008 was .90% of loans
•	Compared to .82% at March 31, 2008

•	Compared to 1.20% at June 30, 2007
•	Allowance for loan losses to nonaccrual loans was 55% at June 30, 2008
•	Compared to 43% at March 31, 2008

•	Compared to 54% at June 30, 2007
•	Delinquencies 30-89 days to loans were .35% at June 30, 2008
•	Compared to .82% at March 31, 2008

•	Compared to .63% at June 30, 2007
Capital Ratios
•	Capital ratios at June 30, 2008

• Tier 1 risk-based	9.09%

• Total risk-based	10.43%

• Tier 1 leverage	7.38%

• Equity to assets	9.95%
Additional financial data are contained in the accompanying statements, tables and schedules.

Hosting a Conference Call
Midwest will conduct a conference call to discuss these results July 23, 2008, at 11:00 A.M. eastern / 10:00 A.M. central.
The webcast and call will be hosted by members of management. A brief discussion of results and trends will be followed by questions from professional investors and analysts invited to participate in the interactive portion of the discussion.
Interested parties wishing to participate in the interactive portion of the call can dial in to 800-860-2442 or +1 412-858-4600 for international calls. The live webcast can be accessed and will be available for replay at www.midwestbanc.com. The audio replay may be accessed through July 30, 2008 at 877-344-7529 or +1 412-317-0088. The replay passcode is 420171.
Franchise
Midwest Banc Holdings, Inc., with $3.7 billion in assets, provides a wide range of retail and commercial banking services, personal and corporate trust services, securities services and insurance brokerage services in the greater Chicago area. The principal operating subsidiaries of Midwest Banc Holdings, Inc. are Midwest Bank and Trust Company and Midwest Financial and Investment Services, Inc. Midwest has 29 banking offices and operates 31 ATMs. On January 1, 2008, Midwest joined the Allpoint®/STARsf® surcharge-free network. Midwest customers now have access to thousands of surcharge-free ATMs nationwide, with over 1,000 ATMs in the Chicagoland area.
Information on Midwest products, services and locations is available at: www.midwestbanc.com
Forward-Looking Statements
This press release contains certain “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be reviewed in conjunction with the Company’s Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company’s business which should be considered in evaluating “Forward-Looking Statements.”
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Financial Highlights
Midwest Banc Holdings, Inc.
(In thousands, except per share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2008	2008	2007	2007	2007
Income Statement Data:
Net income (Loss)	$2,428	$(5,416)	$4,222	$4,836	$5,107

Per Share Data:
Basic and diluted earnings	$.06	$(.22)	$.14	$.20	$.21
Cash dividends declared	.13	.13	.13	.13	.13
Book value	11.76	12.14	11.94	11.69	11.55
“If converted” book value(11)	12.06	12.41	12.23	11.69	11.55
Tangible book value(1)	5.48	5.79	5.56	8.02	7.91
“If converted” tangible book value(1)(11)	6.37	6.65	6.44	8.02	7.91
Stock price at period end	4.87	12.78	12.42	14.77	14.50

Share Data:
Common shares outstanding — at period end	27,859	27,839	27,804	24,406	24,547
Basic — average	27,855	27,838	27,895	24,454	24,638
Diluted — average	27,958	27,838	28,043	24,647	24,828

Selected Financial Ratios:
Return on average assets	.26%	(.59)%	.45%	.64%	.68%
Return on average equity	2.57	(5.69)	4.80	6.75	7.07
Net interest margin (tax equivalent)	2.89	2.82	2.93	3.10	3.05
Efficiency ratio(2)(3)	70	66	73	64	66
Dividend payout ratio	233	N/M	91	67	64
Loans to deposits at period end	107	103	101	101	96
Loans to assets at period end	67	66	67	66	66
Equity to assets at period end	9.95	10.22	10.16	9.41	9.38
Tangible equity to tangible assets at period end(1)(4)	5.51	5.75	5.62	6.65	6.62
Tier 1 capital to risk-weighted assets	9.09	9.33	9.21	11.42	11.76
Total capital to risk-weighted assets	10.43	10.61	10.17	12.52	12.81
Tier 1 leverage ratio	7.38	7.47	7.33	8.99	9.13

Full time equivalent employees	543	543	539	460	489

Balance Sheet Data:
Total earning assets	$3,275,580	$3,298,143	$3,266,461	$2,750,334	$2,698,762
Average earning assets	3,274,335	3,276,965	3,301,501	2,736,154	2,731,527
Average assets	3,686,350	3,686,269	3,721,444	3,020,254	3,013,039
Average loans	2,459,486	2,459,830	2,453,292	1,989,119	1,961,437
Average securities	762,889	765,966	808,774	698,541	726,534
Average deposits	2,384,764	2,415,385	2,480,831	2,022,709	2,021,256
Tangible shareholders’ equity(1)	195,751	204,295	197,713	195,790	194,138
Average equity	379,677	382,603	348,639	284,231	289,760

Financial Highlights
Midwest Banc Holdings, Inc.
(In thousands, except per share data)

	Six Months Ended
	June 30,	June 30,
	2008	2007
Income Statement Data:
Net income (Loss)	$(2,988)	$9,519

Per Share Data:
Basic earnings	$(.17)	$.39
Diluted earnings	(.17)	.38
Cash dividends declared	.26	.26

Share Data:
Common shares outstanding — at period end	27,859	24,547
Basic — average	27,847	24,670
Diluted — average	27,847	24,886

Selected Financial Ratios:
Return on average assets	(.16)%	.64%
Return on average equity	(1.58)	6.64
Net interest margin (tax equivalent)	2.86	3.03
Efficiency ratio(2)(3)	67	68
Dividend payout ratio	N/M	68

Full time equivalent employees	543	489

Balance Sheet Data:
Total earning assets	$3,275,580	$2,698,762
Average earning assets	3,275,650	2,698,470
Average assets	3,686,309	2,989,670
Average loans	2,459,658	1,953,990
Average securities	764,428	701,915
Average deposits	2,400,075	2,008,559
Tangible shareholders’ equity(1)	195,751	194,138
Average equity	381,140	289,274

See footnotes at end of statements, tables and schedules.

Statement of Income
Midwest Banc Holdings, Inc.
(In thousands, except per share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2008	2008	2007	2007	2007
Interest Income Loans	$37,392	$40,806	$44,598	$37,566	$36,822
Loans held for sale	—	—	—	11	48
Securities
Taxable	8,977	9,060	9,886	8,609	8,729
Exempt from fed income taxes	593	598	645	462	462
Trading securities	—	—	—	2	—
Dividends from FRB and FHLB stock	184	183	158	227	226
Short-term investments	98	148	150	297	205

Total interest income	47,244	50,795	55,437	47,174	46,492

Interest Expense
Deposits	16,111	19,089	21,577	18,634	18,582
Federal funds purchased	672	815	673	64	393
Securities sold under repurchase agreements	3,482	3,178	3,443	3,137	2,563
Advances from the FHLB	2,437	3,482	3,811	3,640	3,670
Junior subordinated debentures	876	1,045	1,325	1,334	1,315
Notes payable	669	967	1,352	18	—
Subordinated debt	232	3	—	—	—

Total interest expense	24,479	28,579	32,181	26,827	26,523

Net interest income	22,765	22,216	23,256	20,347	19,969
Provision for loan losses	4,415	5,400	1,410	1,800	1,036

Net interest income after provision for loan losses	18,350	16,816	21,846	18,547	18,933
Noninterest Income
Service charges on deposit accounts	1,953	1,963	1,953	1,535	1,575
Gains (losses) on securities transactions	44	12	9	6	31
Impairment charge on securities	—	(17,586)	—	—	—
Gains on sale of loans	—	—	1	41	225
Insurance and brokerage commissions	683	560	488	685	541
Trust	482	449	508	453	503
Increase in CSV of life insurance	865	858	871	736	703
Gain on sale of property	—	15,196	—	—	—
Other	367	338	331	244	318

Total noninterest income	4,394	1,790	4,161	3,700	3,896

Noninterest Expenses
Salaries and employee benefits	11,015	13,040	11,665	9,740	10,363
Occupancy and equipment	3,093	2,899	2,740	2,362	2,190
Professional services	1,796	1,538	1,857	1,297	1,108
Marketing	713	576	614	538	478
Foreclosed properties	237	5	(2)	4	7
Loss on extinguishment of debt	—	7,121	—	—	—
Amortization of intangible assets	625	625	644	409	409
Merger related charges	80	114	1,333	—	(21)
Other	2,809	2,691	2,574	1,895	2,110

Total noninterest expenses	20,368	28,609	21,425	16,245	16,644

Income (Loss) before income taxes	2,376	(10,003)	4,582	6,002	6,185
Provision (benefit) for income taxes	(52)	(4,587)	360	1,166	1,078

Net Income (Loss)	$2,428	$(5,416)	$4,222	$4,836	$5,107

Net Income (Loss) available to common shareholders	$1,592	$(6,251)	$4,018	$4,836	$5,107

Basic and diluted earnings per share	$.06	$(.22)	$.14	$.20	$.21

Cash dividends declared per share	$.13	$.13	$.13	$.13	$.13

Top line revenue (5)	$27,159	$24,006	$27,417	$24,047	$23,865
Noninterest income to top line revenue	16%	7%	15%	15%	16%
See footnotes at end of statements, tables and schedules.

Statement of Income
Midwest Banc Holdings, Inc.
(In thousands, except per share data)

	Six Months Ended June 30,
			Increase	Increase
	2008	2007	(Decrease)	(Decrease)
Interest Income	$78,198	$72,880	$5,318	7.3%
Loans
Loans held for sale	—	78	(78)	(100.0)
Securities
Taxable	18,037	16,292	1,745	10.7
Exempt from fed income taxes	1,191	1,162	29	2.5
Dividends from FRB and FHLB stock	367	454	(87)	(19.2)
Short-term investments	246	392	(146)	(37.2)

Total interest income	98,039	91,258	6,781	7.4

Interest Expense
Deposits	35,200	36,481	(1,281)	(3.5)
Federal funds purchased	1,487	1,092	395	36.2
Securities sold under repurchase agreements	6,660	4,722	1,938	41.0
Advances from the FHLB	5,919	7,318	(1,399)	(19.1)
Junior subordinated debentures	1,921	2,616	(695)	(26.6)
Notes payable	1,636	—	1,636	100.0
Subordinated debt	235	—	235	100.0

Total interest expense	53,058	52,229	829	1.6

Net interest income	44,981	39,029	5,952	15.3
Provision for loan losses	9,815	1,681	8,134	483.8

Net interest income after provision for loan losses	35,166	37,348	(2,182)	(5.8)
Noninterest Income
Service charges on deposit accounts	3,916	3,209	707	22.0
Gains (losses) on securities transactions	56	17	39	229.4
Impairment charge on securities	(17,586)	—	(17,586)	100.0
Gains on sale of loans	—	401	(401)	(100.0)
Insurance and brokerage commissions	1,243	1,114	129	11.6
Trust	931	896	35	3.9
Increase in CSV of life insurance	1,723	1,456	267	18.3
Gain on sale of property	15,196	—	15,196	100.0
Other	705	523	182	34.8

Total noninterest income	6,184	7,616	(1,432)	(18.8)

Noninterest Expenses
Salaries and employee benefits	24,055	20,810	3,245	15.6
Occupancy and equipment	5,992	4,380	1,612	36.8
Professional services	3,334	2,316	1,018	44.0
Marketing	1,289	1,157	132	11.4
Foreclosed properties	242	32	210	652.3
Loss on extinguishment of debt	7,121	—	7,121	100.0
Amortization of intangible assets	1,250	865	385	44.5
Merger related charges	194	(21)	215	1,023.8
Other	5,500	4,186	1,314	31.4

Total noninterest expenses	48,977	33,725	15,252	45.2

Income (loss) before income taxes	(7,627)	11,239	(18,866)	(167.9)
Provision (benefit) for income taxes	(4,639)	1,720	(6,359)	(369.7)

Net Income (Loss)	$(2,988)	$9,519	$(12,507)	(131.4)

Net Income (Loss) available to common shareholders	$(4,659)	$9,519	$(14,178)	(149)

Basic earnings per share	$(.17)	$.39	$(.22)	(56)

Diluted earnings per share	$(.17)	$.38	$(.21)	(55)

Cash dividends declared per share	$.26	$.26	$—	—

Top line revenue (5)	$51,165	$46,645	$4,520	9.7
Noninterest income to top line revenue	12%	16%
See footnotes at end of statements, tables and schedules.

Balance Sheet
Midwest Banc Holdings, Inc.
(In thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2008	2008	2007	2007	2007
Assets
Cash	$85,015	$71,080	$70,111	$46,963	$53,832
Short-term investments	3,042	31,415	14,388	17,241	8,861
Securities available-for-sale	710,803	737,089	710,881	660,986	639,087
Securities held-to-maturity	31,389	32,674	37,601	40,978	42,110

Total securities	742,192	769,763	748,482	701,964	681,197
Federal Reserve and FHLB stock, at cost	29,264	29,264	29,264	23,683	23,683
Loans held for sale	—	—	—	—	2,349
Loans	2,501,082	2,467,701	2,474,327	2,007,446	1,982,672
Allowance for loan losses	(22,606)	(20,344)	(26,748)	(24,879)	(23,724)

Net loans	2,478,476	2,447,357	2,447,579	1,982,567	1,961,298
Cash value of life insurance	82,889	82,024	81,166	67,412	66,676
Premises and equipment	38,739	38,232	41,821	22,468	22,489
Foreclosed properties	2,375	2,527	2,220	2,246	2,312
Goodwill and other intangibles	174,947	176,861	177,451	89,443	89,437
Other	89,781	81,923	80,300	78,578	112,510

Total assets	$3,726,720	$3,730,446	$3,692,782	$3,032,565	$3,022,294

Liabilities and Shareholders’ Equity

Liabilities
Deposits
Noninterest-bearing	$334,813	$313,727	$321,317	$246,153	$256,152
Interest-bearing	2,005,230	2,090,985	2,136,831	1,748,774	1,801,690

Total deposits	2,340,043	2,404,712	2,458,148	1,994,927	2,057,842
Federal funds purchased	198,000	184,500	81,000	12,000	29,000
Securities sold under repurchase agreements	297,650	394,764	283,400	317,118	282,037
FHLB advances	340,000	190,000	323,439	319,925	269,911
Junior subordinated debentures	60,757	60,741	60,724	65,861	65,845
Notes payable	62,600	76,500	72,500	2,500	—
Subordinated debt	15,000	—	—	—	—
Other	41,972	38,073	38,407	35,001	34,084

Total liabilities	3,356,022	3,349,290	3,317,618	2,747,332	2,738,719

Shareholders’ Equity

Preferred equity	43,125	43,125	43,125	—	—
Common equity	335,662	336,877	345,956	295,807	295,436
Accumulated other comprehensive income (loss)	(8,089)	1,154	(13,917)	(10,574)	(11,861)

Total shareholders’ equity	370,698	381,156	375,164	285,233	283,575

Total liabilities and shareholders’ equity	$3,726,720	$3,730,446	$3,692,782	$3,032,565	$3,022,294

Loan Portfolio Composition — Source of Repayment

	June 30, 2008		December 31, 2007 *
	($ in millions)	% of Total	($ in millions)	% of Total
Commercial	$1,090	44	$1,080	44
Construction	422	17	464	19
Commercial real estate	687	27	628	25
Consumer	165	7	153	6
Residential mortgage	137	5	150	6

Total loans, gross	$2,501	100	$2,475	100

*	Amounts have been reclassified to conform to current period presentation.

Balance Sheet Comparison
Midwest Banc Holdings, Inc.
(In thousands)
     The following table sets forth the changes in the balance sheet at June 30, 2008 compared to June 30, 2007 excluding the Northwest Suburban acquisition on October 1, 2007.

	June 30,			Northwest	Excluding Northwest
				Suburban	Suburban Acquisition
	2008	2007	$ Change	Acquisition(a)	$ Change	% Change
	(Dollars in thousands)
Assets
Cash and cash equivalents(b)	$88,057	$62,693	$25,364	$3,342	$22,022	35.1%
Securities available-for-sale	710,803	639,087	71,716	57,597	14,119	2.2
Securities held-to-maturity	31,389	42,110	(10,721)	—	(10,721)	(25.5)

Total securities	742,192	681,197	60,995	57,597	3,398	0.5
Federal Reserve and FHLB stock, at cost	29,264	23,683	5,581	1,503	4,078	17.2
Loans held for sale	—	2,349	(2,349)	—	(2,349)	(100.0)
Loans	2,501,082	1,982,672	518,410	439,249	79,161	4.0
Allowance for loan loss	(22,606)	(23,724)	1,118	(2,767)	3,885	(16.4)

Net loans	2,478,476	1,958,948	519,328	436,482	83,046	4.2
Cash surrender value of life insurance	82,889	66,676	16,213	12,884	3,329	5.0
Premises and equipment	38,739	22,489	16,250	19,279	(3,029)	(13.5)
Foreclosed properties	2,375	2,312	63	—	63	2.7
Core deposit and other intangibles, net	15,864	9,812	6,052	8,061	(2,009)	(20.5)
Goodwill	159,083	79,625	79,458	80,550	(1,092)	(1.4)
Other	89,781	112,510	(22,729)	7,914	(30,643)	(27.2)

Total assets	$3,726,720	$3,022,294	$704,426	$627,612	$76,814	2.5%

Liabilities and Shareholders’ Equity

Liabilities
Deposits
Noninterest-bearing	$334,813	$256,152	$78,661	$65,299	$13,362	5.2%
Interest-bearing	2,005,230	1,801,690	203,540	405,361	(201,821	(11.2)

Total deposits	2,340,043	2,057,842	282,201	470,660	(188,459)	(9.2)
Federal funds purchased	198,000	29,000	169,000	6,170	162,830	561.5
Securities sold under agreements to repurchase	297,650	282,037	15,613	—	15,613	5.5
FHLB advances	340,000	269,911	70,089	3,500	66,589	24.7
Junior subordinated debentures	60,757	65,845	(5,088)	10,310	(15,398)	(23.4)
Subordinated debt	15,000	—	15,000	—	15,000	100.0
Notes payable	62,600	—	62,600	75,000	(12,400)	-100.0
Other	41,972	34,084	7,888	6,982	906	2.7

Total liabilities	3,356,022	2,738,719	617,303	572,622	44,681	1.6

Shareholders’ Equity

Total shareholders’ equity	370,698	283,575	87,123	54,990	32,133	11.3

Total liabilities and shareholders’ equity	$3,726,720	$3,022,294	$704,426	$627,612	$76,814	2.5%

(a)	Includes fair value adjustments.

(b)	Northwest Suburban Acquisition column includes cash and cash equivalents acquired through Northwest Suburban of $10,066 less cash paid for acquisition of $81,163, capitalized costs of $414, costs relating to the registration statement of $147, and $75,000 borrowing.

Net Interest Margin
Midwest Banc Holdings, Inc.
(In thousands)

	For the Three Months Ended
	June 30, 2008		March 31, 2008		June 30, 2007
	Average	Average	Average	Average	Average	Average
	Balance	Rate	Balance	Rate	Balance	Rate
Interest-Earning Assets:
Short-term investments	$22,696	1.73%	$21,939	2.70%	$16,857	4.86%
Securities:
Taxable(6)	701,254	5.43	704,119	5.43	678,766	5.46
Exempt from federal income taxes (6)	61,635	5.92	61,847	5.95	47,768	5.95

Total securities	762,889	5.47	765,966	5.48	726,534	5.49
FRB and FHLB stock	29,264	2.52	29,230	2.50	23,688	3.82
Loans held for sale	—	—	—	—	3,011	6.38
Loans (7)(8)(9)	2,459,486	6.09	2,459,830	6.65	1,961,437	7.52

Total interest-earning assets	$3,274,335	5.88%	$3,276,965	6.31%	$2,731,527	6.92%

Noninterest-Earning Assets:
Cash	$52,693		$55,634		$49,301
Premises and equipment	38,144		41,325		22,279
Allowance for loan losses	(20,412)		(27,287)		(23,807)
Other	341,590		339,632		233,739

Total noninterest-earning assets	412,015		409,304		281,512

Total assets	$3,686,350		$3,686,269		$3,013,039

Interest-Bearing Liabilities:
Deposits:
Interest-bearing demand deposits	$215,076	0.92%	$217,515	1.37%	$171,671	1.85%
Money-market demand and savings accounts	399,380	1.20	411,091	1.78	362,692	2.62
Time deposits	1,448,198	3.98	1,470,272	4.49	1,232,214	5.00

Total interest-bearing deposits	2,062,654	3.12	2,098,878	3.64	1,766,577	4.21
Borrowings:
Fed funds purch & repurchase agreements	451,351	3.68	402,774	3.97	283,571	4.17
FHLB advances	296,044	3.29	315,158	4.42	318,256	4.61
Junior subordinated debentures	60,749	5.77	60,733	6.88	65,837	7.99
Notes payable	78,896	4.57	76,368	5.08	—	—

Total borrowings	887,040	3.77	855,033	4.44	667,664	4.76

Total interest-bearing liabilities	$2,949,694	3.32%	$2,953,911	3.87%	$2,434,241	4.36%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	$322,110		$316,507		$254,679
Other liabilities	34,869		33,248		34,359

Total noninterest-bearing liabilities	356,979		349,755		289,038

Shareholders’ equity	379,677		382,603		289,760

Total liabilities and shareholders’ equity	$3,686,350		$3,686,269		$3,013,039

Net interest margin (tax equivalent)(6)(9)		2.89%		2.82%		3.05%
See footnotes at end of statements, tables and schedules.

Net Interest Margin
Midwest Banc Holdings, Inc.
(In thousands)

	For the Six Months Ended June 30,
	2008		2007
	Average	Average	Average	Average
	Balance	Rate	Balance	Rate
Interest-Earning Assets:
Short-term investments	$22,317	2.20%	$16,425	4.77%
Securities:
Taxable(6)	702,687	5.43	641,112	5.42
Exempt from federal income taxes(6)	61,741	5.93	60,803	5.88

Total securities	764,428	5.47	701,915	5.46
FRB and FHLB stock	29,247	2.51	23,630	3.84
Loans held for sale	—	—	2,510	6.22
Loans (7)(8)(10)	2,459,658	6.37	1,953,990	7.48

Total interest-earning assets	$3,275,650	6.10%	$2,698,470	6.90%

Noninterest-Earning Assets:
Cash	$54,164		$60,134
Premises and equipment	39,735		22,142
Allowance for loan losses	(23,850)		(24,354)
Other	340,610		233,278

Total noninterest-earning assets	410,659		291,200

Total assets	$3,686,309		$2,989,670

Interest-Bearing Liabilities:
Deposits:
Interest-bearing demand deposits	$216,296	1.14%	$167,413	1.82%
Money-market demand and savings accounts	405,235	1.49	370,323	2.61
Time deposits	1,459,235	4.24	1,215,272	4.96

Total interest-bearing deposits	2,080,766	3.38	1,753,008	4.16
Borrowings:
Fed funds purch & repurchase agreements	427,063	3.82	270,023	4.31
FHLB advances	305,601	3.87	319,068	4.59
Junior subordinated debentures	60,741	6.33	65,828	7.95
Notes payable	77,631	4.82	—	—

Total borrowings	871,036	4.10	654,919	4.80

Total interest-bearing liabilities	$2,951,802	3.59%	$2,407,927	4.34%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	$319,309		$255,551
Other liabilities	34,058		36,918

Total noninterest-bearing liabilities	353,367		292,469

Shareholders’ equity	381,140		289,274

Total liabilities and shareholders’ equity	$3,686,309		$2,989,670

Net interest margin (tax equivalent)(6)(10)		2.86%		3.03%
See footnotes at end of statements, tables and schedules.

Credit Risk Management
Midwest Banc Holdings, Inc.
(In thousands)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2008	2008	2007	2007	2007
Loan Quality

Nonaccrual loans	$40,956	$46,916	$49,173	$44,681	$43,588

Foreclosed properties	$2,375	$2,527	$2,220	$2,246	$2,312

Nonperforming assets	$43,331	$49,443	$51,393	$46,927	$45,900

90+ days past due and accruing	$4,320	$—	$—	$—	$608

Loans	$2,501,082	$2,467,701	$2,474,327	$2,007,446	$1,982,672

Loan-related assets	$2,503,457	$2,470,228	$2,476,547	$2,009,692	$1,984,984

Nonaccrual loans to loans	1.64%	1.90%	1.99%	2.23%	2.20%

Nonperforming assets to loan-related assets	1.73%	2.00%	2.08%	2.34%	2.31%

Nonperforming assets to total assets	1.16%	1.33%	1.39%	1.55%	1.52%

Allowance for Loan Losses
Beginning balance	$20,344	$26,748	$24,879	$23,724	$24,028
Bank acquisition	—	—	2,767	—	—
Provision for loan losses	4,415	5,400	1,410	1,800	1,036
Net chargeoffs (recoveries)
Large Problem Credit	—	10,774	—	—	—
From remainder of portfolio	2,153	1,030	2,308	645	1,340

Total net chargeoffs (recoveries)	2,153	11,804	2,308	645	1,340

Ending balance	$22,606	$20,344	$26,748	$24,879	$23,724

Net chargeoffs to average loans
Total	.35%	1.93%	.37%	.13%	.27%
Without Large Problem Credit	.35%	.17%	.37%	.13%	.27%

Delinquencies 30 — 89 days to loans	.35%	.82%	.48%	.49%	.63%

Allowance for loan losses to
Loans at period end	.90%	.82%	1.08%	1.24%	1.20%
Nonaccrual loans	55%	43%	54%	56%	54%

Footnotes
Midwest Banc Holdings, Inc.
(In thousands)
(1)	Shareholders’ equity less goodwill and net core deposit intangible and other intangibles.

	June 30,	March 31,	December 31,	September 30,	June 30,
	2008	2008	2007	2007	2007
Shareholders’ equity	$370,698	$381,156	$375,164	$285,233	$283,575
Core deposit intangible & other intangibles	15,864	16,454	17,044	9,586	9,812
Goodwill	159,083	160,407	160,407	79,857	79,625

Tangible shareholders’ equity	$195,751	$204,295	$197,713	$195,790	$194,138

(2)	Excludes net gains or losses on securities transactions.

(3)	Noninterest expense less amortization and foreclosed properties expenses divided by the sum of net interest income (tax equivalent) plus noninterest income.

(4)	Total assets less goodwill and net core deposit intangible and other intangibles.

	June 30,	March 31,	December 31,	September 30,	June 30,
	2008	2008	2007	2007	2007
Total assets	$3,726,720	$3,730,446	$3,692,782	$3,032,565	$3,022,294
Core deposit intangible & other intangibles	15,864	16,454	17,044	9,586	9,812
Goodwill	159,083	160,407	160,407	79,857	79,625

Tangible assets	$3,551,773	$3,553,585	$3,515,331	$2,943,122	$2,932,857

(5)	Includes net interest income and noninterest income.

(6)	Adjusted for 35% tax rate and adjusted for the dividends-received deduction where applicable.

(7)	Nonaccrual loans are included in the average balance; however, these loans are not earning any interest.

(8)	Includes loan fees.

(9)	Reconciliation of reported net interest income to tax equivalent net interest income.

	For the Three Months Ended,
	June 30,	March 31,	June 30,
	2008	2008	2007
Net interest income	$22,765	$22,216	$19,969
Tax equivalent adjustment to net interest income	909	892	836

Net interest income, tax equivalent basis	$23,674	$23,108	$20,805

(10)	Reconciliation of reported net interest income to tax equivalent net interest income.

	For the Six Months Ended,
	June 30,	June 30,
	2008	2007
Net interest income	$44,981	$39,029
Tax equivalent adjustment to net interest income	1,801	1,815

Net interest income, tax equivalent basis	$46,782	$40,844

(11)	Reconciliation of common equity to shareholders’ equity.

	June 30,	March 31,	December 31,	September 30,	June 30,
	2008	2008	2007	2007	2007
Preferred equity	$43,125	$43,125	$43,125	$—	$—
Common equity	327,573	338,031	332,039	285,233	283,575

Shareholders’ equity	$370,698	$381,156	$375,164	$285,233	$283,575

Reconciliation of tangible common equity to tangible shareholders’ equity.

	June 30,	March 31,	December 31,	September 30,	June 30,
	2008	2008	2007	2007	2007
Preferred equity	$43,125	$43,125	$43,125	$—	$—
Tangible common equity	152,626	161,170	154,588	195,790	194,138

Tangible shareholders’ equity	$195,751	$204,295	$197,713	$195,790	$194,138

Reconciliation of common shares outstanding at period end to “if converted” shares outstanding.

	June 30,	March 31,	December 31,	September 30,	June 30,
	2008	2008	2007	2007	2007
Common shares outstanding	27,859	27,839	27,804	24,406	24,547
Resulting common shares if preferred shares were converted	2,875	2,875	2,875	—	—

“If converted” shares outstanding	30,734	30,714	30,679	24,406	24,547